Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-47069, 333-56849, 333-103570, 333-143923 and 333-142279) and Form S-3 (Nos. 333-81419, 333-90961, 333-39744, 333-111738, 333-114938, 333-119134 and 333-136819) of Quanta Services, Inc. of our report dated March 1, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
March 1, 2010